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                              EXHIBIT 10.29

                       TRADEMARK LICENSE AGREEMENT

     AGREEMENT made this date by and between CURTIS MATHES CORPORATION, located at 10911 Petal Street, Dallas, Texas 75238 (hereinafter called ''Licensor''), and INTERACTIVE VIDEO PUBLISHING, INC., located at 2604-B El Camino Real, Suite 382, Carlsbad, California 92008 (hereinafter called ''Licensee''):

     WHEREAS Licensor owns the valuable federally registered trademark ''Curtis Mathes (and design)" (hereinafter referred to as the ''Trademark''), said Trademark having been used over the facilities of numerous stations in radio and/or television broadcasting in allied fields, and in promotional and advertising material in different businesses and being well known and recognized by the general public and associated in the public mind with Licensor, and

     WHEREAS Licensee desires to utilize the Trademark upon and in connection with the manufacture, sale and distribution of articles hereinafter described,

     NOW, THEREFORE, in consideration of the mutual promises herein contained, it is hereby agreed:

1.   GRANT OF LICENSE.

     (a) LICENSED PRODUCTS. Upon the terms and conditions hereinafter set forth, Licensor hereby grants to Licensee the right and license to use the Trademark, and Licensee hereby accepts the right, license and privilege of utilizing the Trademark solely and only upon and in connection with the manufacture, sale and distribution of the following articles:

                 Set-Top Units with the Vista Technology

with all such articles that are distributed or marketed by or on behalf of the Licensee bearing the Trademark being hereinafter referred to as the "Licensed Products."

     (b) TERRITORY. The license hereby granted extends only to Canada, the Continental United States and the States of Hawaii and Alaska (hereinafter referred to as the ''Territory''). Licensee agrees that it will not make, or authorize, any use, direct or indirect, of the Trademark in any other area, and that it will not knowingly sell Licensed Products to persons who intend or are likely to resell them in any other area.

     (c) TERM. The term of the license hereby granted shall be effective on the date of execution of this Agreement and shall continue for five (5) years, unless sooner terminated in accordance with the provisions hereof. At the end of this term, and at the end each term thereafter, this license shall be automatically renewed for successive one year terms, unless either party hereto shall be given written notice to the contrary at least thirty (30) days prior to the expiration date of the then current term.
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2.   TERMS OF PAYMENT.

     (a) RATE. Licensee agrees to pay to Licensor as royalty a sum equal to three percent (3%) of all net sales of the Licensed Products by Licensee or any of its affiliated, associated or subsidiary companies. The term ''net sales'' shall mean gross sales less quantity discounts and returns, but no deduction shall be made for cash or other discounts or uncollectible accounts. No costs incurred in the manufacture, sale, distribution or exploitation of the Licensed Products shall be deducted from any royalty payable by Licensee.

     (b) LICENSING FEE. Licensee agrees to pay to Licensor a licensing fee of Ten Thousand Dollars ($10,000) upon execution of this Agreement.

     (c) MINIMUM ROYALTIES. Licensee further agrees to pay to Licensor a minimum annual royalty of Ten Thousand Dollars ($10,000) as a minimum guarantee against royalties to be paid to Licensor during each year of the contract term, said minimum royalty to be paid in quarterly installments within fifteen (15) days after the close of each calendar quarter during the term of this Agreement or any extension hereof. Payment shall accompany the statements furnished as required below.

     (d) ROYALTY PAYMENTS. Royalties in excess of the aforementioned minimum royalty shall be due within fifteen (15) days after the close of each calendar quarter in which earned, during the term of this Agreement or any extension hereof, and payment shall accompany the statements furnished as required below. The receipt or acceptance by Licensor of any of the statements furnished pursuant to this Agreement or of any royalties paid hereunder (or the cashing of any royalty checks paid hereunder) shall not preclude Licensor from verifying the correctness thereof at any time, and in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall immediately be rectified and the appropriate payment made by Licensee. Domestic taxes payable in the licensed territory shall be payable by Licensee.

     (e) PERIODIC STATEMENTS. (i) Within fifteen (15) days after the close of each calendar quarter during the term of this Agreement or any extension hereof, Licensee shall furnish to Licensor, in a form acceptable to Licensor, a complete and accurate statement certified to be accurate by Licensee showing the number, description and gross sales price, itemized deductions from gross sales price and net sales price of the Licensed Products distributed and/or sold by Licensee during the preceding calendar quarter, together with any returns made during the preceding calendar quarter. Such statements shall be furnished to Licensor whether or not any of the Licensed Products have been sold during the preceding calendar quarter.

          (ii) Within sixty (60) days after the end of each year of this Agreement or any extension hereof, Licensee shall furnish to Licensor, in a form acceptable to Licensor, a statement showing the number, description and gross sales price, itemized deductions from gross sales price and net sales price of the Licensed Products distributed and/or sold by Licensee during the preceding calendar year, together with any returns made during the preceding calendar year, as shown on Licensee's business books and records. If such statement discloses any underpayment of royalties for that year, Licensee shall
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pay  the  amount  of  the  underpayment  to  Licensor at the time of the
statement  required  under  this  paragraph.    Any overpayment shall be
credited by Licensor to Licensee's account.

          (iii) All books and records maintained by Licensee relating to operations concerning this License shall be available for inspection by Licensor or any of its designated representatives at any reasonable, mutually agreeable time and Licensee shall cooperate with any person making such examination on behalf of Licensor. All books of account and records shall be kept available for at least two (2) years after the termination of this license.

3. EXCLUSIVITY. Nothing in this Agreement shall be construed to prevent Licensor from granting any other licenses for the use of the Trademark in connection with products not covered by this Agreement, or from otherwise utilizing the Trademark in any manner whatsoever, including the sale of Licensed Products currently existing in Licensor's inventory or the delivery of which Licensor may be obligated to accept under current production contracts. Notwithstanding the foregoing however, Licensor agrees that, except as provided herein, it will grant no other licenses for the use of the Trademark in connection with the sale of the Licensed Products for the territory to which this license extends effective during the term of this Agreement or any extension hereof. In the event Licensor desires in the future to utilize the Trademark in connection with the manufacture, distribution or sale of a particular model or style of a Licensed Product covered by this Agreement, Licensor shall obtain Licensee's written permission to so use the Trademark, which permission will not be unreasonably withheld.

4.   ADVERTISING.   Upon  commercial  introduction  of  the  Licensed
Products, Licensee agrees to use its best efforts to advertise and promote the sale of the Licensed Products during the term of this Agreement or any extension hereof.

5. GOOD WILL. Licensee recognizes the great value of the good will associated with the Trademark, and acknowledges that the Trademark and all rights therein and good will pertaining thereto belong exclusively to Licensor, and that the Trademark has a secondary meaning in the mind of the public.

6.   PROTECTION  OF LICENSOR'S RIGHTS.  Licensee   agrees   to   assist
Licensor to the extent necessary in the procurement of any protection or to protect any of Licensor's rights to the Trademark, and Licensor, if it so desires may commence or prosecute any claims or suits in its own name or in the name of Licensee or join Licensee as a party thereto. Licensee shall notify Licensor in writing of any infringements or imitations by others in the Trademark on articles the same as or similar to those covered by this Agreement which may come to Licensee's attention, and Licensor shall have the sole right to determine whether or not any action shall be taken on account of any such infringements or imitations. Licensee shall not institute any suit or take any action on account of any such infringements or imitations without first obtaining the written consent of Licensor.

7. INDEMNIFICATION BY LICENSEE AND PRODUCT LIABILITY INSURANCE. Licensee hereby indemnifies Licensor and undertakes to defend itself and/or Licensor against and hold Licensor harmless from any claims, suits, loss and damage arising out of any allegedly unauthorized use of
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any  trademark,  patent,  process, idea, method or device by Licensee in connection with the Licensed Products or any other alleged action by Licensee and also from any claims, suits, loss and damage arising out of alleged defects in the Licensed Products. Licensee agrees that it will obtain, at its own expense, product liability insurance in a mutually
agreed   amount  from  a  recognized  insurance  company  acceptable  to
Licensor, providing adequate protection for Licensor (as well as for Licensee) against any claims, suits, loss or damage arising out of any alleged defects in the Licensed Products. As proof of such insurance, a fully paid certificate of insurance naming Licensor as an insured party will be submitted to Licensor by Licensee for Licensor's prior approval before any Licensed Product is distributed or sold, and at the latest within thirty (30) days after the date of this Agreement. Any proposed change in certificates of insurance shall be submitted to Licensor for
its  prior  approval.   Licensor shall be entitled to a copy of the then
prevailing certificate of insurance, which shall be furnished to Licensor by Licensee.

8. QUALITY OF LICENSED PRODUCTS. Licensee agrees that the Licensed Products shall be of high standard and of such style, appearance and quality as to be adequate and suited to their exploitation to the best advantage and to the protection and enhancement of the Trademark and the good will pertaining thereto, that such articles will be manufactured, sold and distributed in accordance with all applicable Federal, State and local laws, including but not limited to, product safety and labelling, and that the same shall not reflect adversely upon the good Trademark of Licensor. Licensee shall use the Trademark only with the Licensed Products manufactured by or for the Licensee in accordance with specifications, directions, and processes approved by the Licensor or its representatives or agents from time to time, and the quality of the Licensed Products shall be according to industry standards as approved in writing by Licensor.

9. WARRANTY AND SERVICING. Licensee agrees to provide the warranty and servicing for all Licensed Products manufactured, distributed or sold by it after the date of this Agreement, unless otherwise agreed in writing.

10. LABELING. (a) Licensee agrees that it will cause to appear on or within each Licensed Product sold by it under this license and on or within all advertising, promotional or display material bearing the Trademark the appropriate statutory notice of registration thereof. In the event that any Licensed Product is marketed in a carton, container and/or packing or wrapping material bearing the Trademark, such notice shall also appear upon the said carton, container and/or packing or wrapping material. Each and every tag, label, imprint or other device containing any such notice and all advertising, promotional or display material bearing the Trademark shall be submitted to Licensor for its written approval prior to use by Licensee. Approval by Licensor shall not constitute a waiver of Licensor's rights or Licensee's duties under any provision of this Agreement.

     (b) Licensee agrees to cooperate fully and in good faith with Licensor for the purpose of securing and preserving Licensor's rights in
and  to  the  Trademark.    Nothing contained in this Agreement shall be
construed as an assignment or grant to the Licensee of any right, title or interest in or to the Trademark, it being understood that all rights relating thereto are reserved by Licensor, except for the license
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hereunder to Licensee of the right to use and utilize the Trademark only as specifically and expressly provided in this Agreement. Licensee hereby agrees that at the termination or expiration of this Agreement, including any extension hereof, Licensee will be deemed to have assigned, transferred and conveyed to Licensor any rights, equities, good will, titles or other rights in and to the Trademark which may have been obtained by Licensee or which may have vested in Licensee in pursuance of any endeavors covered hereby, and that Licensee will execute any instruments requested by Licensor to accomplish or confirm
the  foregoing.    Any  such assignment, transfer or conveyance shall be
without other consideration than the mutual covenants and considerations of this Agreement.

     (c) Licensee hereby agrees that its every use of such Trademark shall inure to the benefit of Licensor and that Licensee shall not at any time acquire any rights in such Trademark by virtue of any use it may make of such Trademark.

11. PROMOTIONAL MATERIAL. I n all cases where Licensee desires artwork involving Licensed Products, the cost of such artwork and the time for the production thereof shall be borne by Licensee. All artwork and designs involving the Trademark, or any reproduction thereof, shall, notwithstanding their invention or use by Licensee, be and remain the property of Licensor and Licensor shall be entitled to use the same and to license the use of the same by others.

12. DISTRIBUTION. (a) Licensee agrees that during the term of this license it will diligently and continuously manufacture, distribute and sell the Licensed Products and that it will make and maintain adequate arrangement for their distribution.

     (b) Licensee shall not, without prior written consent of Licensor, sell or distribute such Licensed Products to jobbers, wholesalers, distributors, retail stores or merchants whose sales or distribution are
or   will  be  made  for  publicity  or  promotional  tie-in  purposes, combination sales, premiums, giveaways, or similar methods of merchandising, or whose business methods are questionable.

     (c) Licensee agrees to sell to Licensor such quantities of the articles at as low a rate and on as good terms as Licensee sells similar quantities of the Licensed Products to the general trade.

13. TERMINATION. (a) If Licensee shall not have commenced in good faith to manufacture and distribute Licensed Products in substantial quantities within six (6) months after the date of this Agreement or if at any time thereafter in any calendar month Licensee fails to sell any of the Licensed Products, Licensor, in addition to all other remedies available to it hereunder, may at its sole option terminate this license with respect to any Licensed Products which have not been manufactured and distributed during such month, by giving written notice of termination to Licensee. Such notice shall be effective when mailed by Licensor.

     (b) Should the Licensee fail to comply with any material provision of this Agreement, the Licensor may terminate this license upon thirty
(30) days' written notice to the Licensee, provided that the Licensee has not corrected such default during the notice period.
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     (c)  Termination  of  the  license  under  the  provisions  of this paragraph shall be without prejudice to any rights which Licensor may otherwise have against Licensee. Upon the termination of this license, notwithstanding anything to the contrary herein, all royalties on sales theretofore made shall become immediately due and payable and no minimum royalties shall be repayable or avoidable.

14. FINAL STATEMENT UPON TERMINATION OR EXPIRATION. Sixty (60) days before the expiration of this license and, in the event of its termination, ten (10) days after receipt of notice of termination, Licensee shall furnish to Licensor a statement showing the number and description of Licensed Products on hand or in process. Licensor shall have the right to take a physical inventory to ascertain or verify such inventory and statement, and refusal by Licensee to submit to such physical inventory by Licensor shall forfeit Licensee's right to dispose of such inventory, Licensor retaining all other legal and equitable rights Licensor may have in the circumstances.

15.  DISPOSAL  OF  STOCK  UPON  TERMINATION  OR  EXPIRATION.       After
termination of the license under the provisions of paragraph 13, Licensee may, except as otherwise provided in this Agreement, dispose of Licensed Products which are on hand or in process at the time notice of termination is received. Such disposal may occur for a period of sixty
(60) days after notice of termination, provided advances and royalties with respect to that period are paid and statements are furnished for that period in accordance with paragraph 2. Notwithstanding anything to the contrary herein, Licensee shall not manufacture, sell or dispose of any Licensed Products after an expiration or a termination of this license which is based on the failure of Licensee to affix notice of trademark registration or any other notice to the Licensed Products, cartons, containers, or packing or wrapping material or advertising, promotional or display material, or because of the departure by Licensee from the quality and style approved by Licensor pursuant to paragraph 8.

16. EFFECT OF TERMINATION OR EXPIRATION. Upon and after the expiration or termination of this license, all rights granted to Licensee hereunder shall forthwith revert to Licensor, who shall be free to license others to use the Trademark in connection with the manufacture, sale and distribution of the Licensed Products and Licensee will refrain from further use of the Trademark or any further reference to it, direct or indirect, or anything deemed by Licensor to be similar to the Trademark in connection with the manufacture, sale or distribution of Licensee's products, except as provided in paragraph 15.

17. NOTICES. All notices and statements to be given, and all payments to be made hereunder, shall be given or made at the respective addresses of the parties as set forth above unless notification of a change of address is given in writing, and the date of mailing shall be deemed the date the notice or statement is given.

18. NO JOINT VENTURE. Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers, and Licensee shall have no power to obligate or bind Licensor in any manner whatsoever.

19.  NO ASSIGNMENT OR SUBLICENSE BY LICENSEE.     This Agreement and all
rights and duties hereunder are personal to Licensee and shall not, without the written consent of Licensor, be assigned, mortgaged,
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sublicensed  or otherwise encumbered by Licensee or by operation of law.
Licensor may assign its rights hereunder, but upon doing so, shall furnish written notice of any such assignment to Licensee.

20. NO WAIVER. None of the terms of this agreement can be waived or modified except by an express agreement in writing signed by both parties. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of its rights under this Agreement shall not be deemed a continuing waiver or a modification thereof and either party may, within the time provided by applicable law, commence appropriate legal proceeding to enforce any or all of such rights. No person, firm, group or corporation (whether included in the Trademark or otherwise) other than Licensee and Licensor shall be deemed to have acquired any rights by reason of anything contained in this Agreement, except as provided in paragraph 19.

     IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of April 23, 1996.


LICENSOR:                     LICENSEE:

CURTIS MATHES CORPORATION     INTERACTIVE VIDEO PUBLISHING, INC.


By: s/ Pat Custer             By: /s/ David Serlin
     Patrick A. Custer,            David Serlin, CEO
     President